UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NAVIGANT INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THIS FILING CONSISTS OF A LETTER FROM NAVIGANT’S CEO TO THE EMPLOYEES OF NAVIGANT REGARDING THE PROPOSED TRANSACTION THAT WAS DISTRIBUTED ON APRIL 27, 2006.

Additional Information

In connection with the proposed merger, Navigant will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other materials filed by Navigant at the SEC’s web site at www.sec.gov. The proxy statement and such other materials may also be obtained for free from Navigant by directing such request to Navigant, Attention: Corporate Secretary, 84 Inverness Circle East, Englewood, Colorado 80112-5314, Telephone: (303) 706-0800.

Participants in the Solicitation

Navigant and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Navigant’s participants in the solicitation is set forth in its annual proxy statement filed with the SEC on march 16, 2006. Carlson Wagonlit Travel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Navigant’s stockholders in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

April 27, 2006

To:        All Navigant Associates Worldwide

From:    Ed Adams, Chairman & Chief Executive Officer

Subject: Carlson Wagonlit Travel (CWT) agrees to acquire Navigant International, Inc. (TQ3Navigant)

I am excited to tell you about the newest development in TQ3Navigant’s evolution. Today, we have signed an agreement and plan of merger with CWT whereby, subject to regulatory approvals and other conditions, we will be acquired by CWT. Today’s press release provides more details about the transaction and can be viewed at www.TQ3Navigant.com.

This merger will greatly enhance our company and expand our global leadership in the business travel market while providing tremendous opportunities for you, our Associates, and it is in the best interest of our shareholders. I hope you will readily see the enormous benefits of two of the leading travel management companies joining together.

CWT’s acquisition of TQ3Navigant will result in a company double our current size in North America that has a greatly-expanded global presence. Together, we will be number one outside of North America and an undisputed number two in North America, in a very competitive and fragmented industry. The combined business will generate sales of $26 billion (USD) under the CWT brand and will have 22,000 employees.

While we announced the transaction today, we expect it will take several months for the acquisition to close. This will give us time to carefully plan the integration of the two companies. Dedicated teams will actively prepare the integration and ensure a smooth transition for you, our Associates, and our clients. Our approach will be to bring together the best of both companies while maintaining a strong focus on our customers. Until closing, however, we must continue to carry on our day-to-day businesses independent of each other.

As our companies work through this transition I will support Hubert Joly, president and chief executive officer of CWT, in the process of closing the transaction. Bob Griffith, our chief financial officer and chief operating officer, will take on a new role within the combined company as executive vice president of CWT North America reporting to Jack O’Neill, who will continue as chief operating officer of CWT North America. As the integration teams develop their plans over the coming months, I am certain we will have more exciting news to share with you. Meanwhile, continuity and stability of our current business remains the top priority for all of us. You have an important role to play in retaining our quality standards and our customer relations.

I know that you have many questions about this transaction and that you will also receive questions from our clients and vendors. We have sent letters out to both groups. These documents can be viewed on NavNet at https://navnet.navigant.com/. It will take a while before all questions can be addressed, but we are committed to doing our best to keep you informed on a regular basis. As a start, we have attached a link to the Associate FAQ document located on NavNet at https://navnet.navigant.com/ which covers some initial questions and answers. We will continue to post information on NavNet as the proposed merger moves forward.

I want to extend my deepest appreciation to you for your incredible commitment to the company. I am sure that this new chapter will be an exciting and rewarding time for all.

Sincerely,

Ed Adams

Additional Information about this Transaction

In connection with the proposed merger, Navigant will file a proxy statement with the US Securities and Exchange Commission (SEC). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other materials filed by Navigant at the SEC’s web site at www.sec.gov. The proxy statement and such other materials may also be obtained for free from Navigant by directing such request to our Corporate Secretary.

Navigant and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Navigant’s participants in the solicitation is set forth in its annual proxy statement filed with the SECC on march 16, 2006. Carlson Wagonlit Travel and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from Navigant’s stockholders in connection with the proposed transaction. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

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